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                                                             EXHIBIT 4.(a)(xxvi)

                                 PROMISSORY NOTE


                                                               Madge Networks NV
                                                             Keizersgracht 62-64
                                                               1015 CS Amsterdam
                                                                 The Netherlands


                                                                  April 30, 2002

Madge Networks NV ("the Maker") promises to pay Cisco Systems Finance International, Block P6, East Point Business Park, Dublin 3, Ireland ("the Payee") the sum of (pound)585,000 for value received by four instalments each payable on the following dates and in the following amounts:-

              1)      The date hereof  :       (pound)100,000
              2)      31 May, 2002             (pound)120,000
              3)      August 2002      :       (pound)110,000
              3)      31 December 2002 :       (pound)100,000
              4)      28 February 2003 :       (pound)155,000

time to be of the essence and in default of any instalment or in the event of the Maker becoming insolvent to pay to the Payee on demand the whole balance then unpaid whether or not there has been any waiver of any previous instalment.

Unless otherwise advised by the Payee in writing the Maker will make all payments to the Payee hereunder to the Payee at

Bank:                 Bank of America, London

Acct Name:            Cisco Systems Finance International

Acct No:              XXX
Sort Code:            XXX
SWIFT:                XXX

Payee confirms that it is the legal entity that has lawfully assumed the rights and obligations of Cisco Systems Capital ("CSC") under the Master Lease Agreement number UKCSC1234-00 together with schedules numbered 01-12 (that was entered into between Madge.web Limited and CSC on February 17, 2000) and the Corporate Guarantee in respect of Lease number UKCSC1234-00, together with schedules numbered 01-12 (that was entered into between the Maker and CSC). Together the Master Lease Agreement and Corporate Guarantee referred to above are the "Agreements".

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This Note is entered into in consideration of the Payee accepting these payments in full and final settlement of any obligations entered into by the Maker or any of its subsidiary companies, under the terms of the Agreements.

The Agreements are hereby terminated with immediate effect.

This promissory note shall be governed by and construed in accordance with English Law and the Maker hereby submits to the jurisdiction of the English courts.



Signed as a DEED by
MADGE NETWORKS NV
acting by its duly authorised signatory:




/s/ Martin Malina

Martin Malina
Managing Director
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